STATE OF ALABAMA        )                                             EXHIBIT 24
COUNTY OF JEFFERSON     )

                               POWER OF ATTORNEY
            (DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN)

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Officers and or Directors of Energen Corporation, whose signatures appear below hereby constitutes and appoints Rex J. Lysinger, Wm. Michael Warren, Jr., and Geoffrey
C. Ketcham, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement of Energen Corporation on Form S-3 relating to the offering of up to 750,000 shares of the common stock, $0.01 par value of Energen Corporation pursuant to the Energen Corporation Dividend Reinvestment and Common Stock Purchase Plan, including all amendments to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and with any state securities commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purpose as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Dated as of the 22nd day of November, 1995.

/s/ STEPHEN D. BAN                         /s/ JUDY M. MERRITT
-----------------------------------        -----------------------------------
STEPHEN D. BAN - Director                  JUDY M. MERRITT - Director

/s/ J. MASON DAVIS, JR.                    /s/ DRAYTON NABERS, JR.
-----------------------------------        -----------------------------------
J. MASON DAVIS, JR. - Director             DRAYTON NABERS, JR. - Director

/s/ JAMES S.M. FRENCH                      /s/ HARRIS SAUNDERS, JR.
-----------------------------------        -----------------------------------
JAMES S.M. FRENCH - Director               HARRIS SAUNDERS, JR. - Director


/s/ WALLACE L. LUTHY                       /s/ GEORGE S. SHIRLEY
-----------------------------------        -----------------------------------
WALLACE L. LUTHY - Director                GEORGE S. SHIRLEY - Director

/s/ REX J. LYSINGER                        /s/ W. ROBBINS TAYLOR
-----------------------------------        -----------------------------------
REX J. LYSINGER - Director,                W. ROBBINS TAYLOR - Director
Chairman of the Board and CEO

/s/ WM. MICHAEL WARREN, JR.                /s/ G.C. KETCHAM
-----------------------------------        -----------------------------------
WM. MICHAEL WARREN, JR.                    G.C. KETCHAM - Executive Vice
Director and President and Chief           President, Chief Financial Officer
Operating Officer                          and Treasurer
